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                        EXECUTIVE SEVERANCE AGREEMENT


     This Agreement, dated as of July 17, 1996, is among THE MUSICLAND GROUP, INC. and its wholly-owned subsidiary, MUSICLAND RETAIL, INC., Delaware corporations (collectively referred to herein as the "Company"), and GILBERT
L. WACHSMAN (the "Executive").

                                  WITNESSETH

     WHEREAS, the Company wishes to be assured of the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive desires to serve in the employ of the Company on a full-time basis for a period provided in the Agreement as Vice Chairman, and upon the terms and conditions hereafter provided;

     NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties set forth and of the mutual covenants herein contained, the parties hereby agree as follow:


1. EMPLOYMENT. The Company agrees to employ Executive, and Executive agrees to enter the employ of the Company, upon the terms and conditions provided herein.


2. TERM. Executive's employment under this Agreement shall be for a period of sixty (60) full months, beginning July 17, 1996, and shall end on July 31, 2001. The Company shall have the right to extend this Agreement for one or more additional successive one year terms by giving written notice of such extension to Executive at least three months prior to the expiration of the then current term.


3. POSITION. During the period of his employment hereunder, Executive shall be employed in the position of Vice Chairman, or in such other executive officer capacity as the Board of Directors of the Company may from time to time determine, and shall perform such services for the Company and for any parent, subsidiary or affiliate of the Company when and as directed by the Chairman and Chief Executive Officer of the Company.


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4.  SERVICES AND DUTIES. Executive shall devote substantially all of his time during normal business hours, attention, skill and efforts to the faithful performance of his duties as the Vice Chairman. Executive's primary job responsibilities shall include, but not be limited to: merchandising, buying, inventory management, advertising and distribution. Such responsibilities may be altered as the business needs of the Company require. Executive shall also sit as a member of the Executive Committee. The expenditure of reasonable amounts of time by the Executive for personal, charitable and professional activities shall not be deemed a breach of this Agreement, provided such activities do not materially interfere with the services required to be rendered by Executive under this Agreement, do not involve any conflict of interest (or the appearance of a conflict of interest), and are not contrary to the business or other interests of the Company or the Parent.


5. OBLIGATION OF LOYALTY TO THE COMPANY

     A. During the term of this Agreement and while employed by the Company, Executive agrees that he will not:

          (1) Make any statement or perform any act intended to advance an interest of any existing or prospective competitor of the Company in any way or that will or may injure the Company in its relationship and dealings with any existing or potential, supplier or creditor;

          (2) Solicit or encourage any other officer or employee of the Company to do any act that is disloyal to the Company, or inconsistent with the Company's interests or in violation of any provision of this Agreement;

          (3) Solicit any other officer or employee to participate in or assist with the formation or operation of any business intended to compete with the Company or with respect to the possible future employment of such other executive by any such business;

          (4) Inform any existing or potential customer, supplier or creditor of the Company that Executive intends to resign; or make any statement or do any act intended to cause any existing or potential customer, supplier or creditor of the Company to learn of Executive's intention to resign;


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          (5) Discuss with any existing or potential customer, supplier or creditor of the Company the present or future availability of services or products provided by a business that competes with services or products that the Company provides.

     B. If Executive during his employment with the Company has or expects to acquire a proprietary interest in, or is or expects to be made an owner, agent, consultant, executive, officer or director of, any existing or future business that provides or may provide services or products in competition with the Company, Executive agrees that he will furnish immediately to the Company all information that may reasonably be of assistance to the Company in protecting its relationships with any existing or potential customer, supplier or creditor with whom Executive may have had dealings on behalf of the Company.


6. COMPENSATION. As compensation for all services rendered by Executive under this Agreement, Executive shall be paid as follows:

     A. SALARY. As a minimum the Executive shall be paid the fixed base salary which was agreed to by the parties upon his hiring, said annual salary to be paid in twenty-six (26) bi-weekly installments and subject to such periodic merit increases as the Company shall deem appropriate in accordance with the Company's customary procedures and practices applicable to other similarly situated executives (the "Base Salary"). Such periodic increases, once granted, shall not be subject to revocation except pursuant to a program of salary reductions applicable to the Company's executive officers generally.

     B.  INCENTIVE COMPENSATION.

         (1) Executive shall participate in the Company's Management Incentive Plan at a "target" level of 40% of Base Salary.

         (2) Executive shall be considered by the Compensation Committee along with other executive officers for selection of stock option awards pursuant to the Company's stock option plans.


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         (3) Executive shall be eligible to participate in The Musicland
     Group Capital Accumulation Plan (KSOP) upon meeting said plan's service requirements.

         (4) Executive may participate in successor or additional plans of the Company which may be adopted by the Company in it's sole discretion for the benefit of Company officers generally.

         (5) Nothing in this Agreement shall preclude any amendment or termination by the Company of any benefit plan, provided that such amendment or termination is applicable to all of the Company's executive officers generally.

    C. FRINGE BENEFITS. Executive shall participate in the full executive benefits package, as modified from time to time at the Company's sole discretion, including:

         (1) death benefit plans consisting of group life insurance and accidental death and dismemberment insurance;

         (2) disability benefit plans consisting of short-term salary continuation, short-term disability and long-term disability plans;

         (3)  senior officer medical, dental, health and welfare plans;

         (4)  senior officer leased car or car allowance (reviewed annually);

         (5) paid vacation, holidays and other leave pursuant to the Company's policies and practices;

         (6) all other fringe benefits and perquisites which the Company may in its sole discretion make available to its officers generally, provided that nothing in this Agreement shall preclude any amendment or termination by the Company of any insurance plans, fringe benefits or perquisites provided that such amendment or termination is applicable to all of the Company's executive officers generally.


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7.  BUSINESS RELATED EXPENSE. Executive shall be entitled to reimbursement of actual out-of-pocket expenses incurred in the conduct of the Company's business, which shall be limited to ordinary and necessary items, and which shall be supported by vouchers, receipts, or similar documentation in accordance with such procedures as the Company may from time to time establish.


8.  DISABILITY.

    A. In the event the Executive becomes disabled, as such term is defined in the Company's then current disability benefit plans, the obligation of the Company to make salary payments pursuant to this Agreement shall cease as of the date the Executive begins receiving benefits under such disability plans.

    B. If the Executive is unable to perform the essential functions of his position, with or without reasonable accommodation, for six consecutive months, or for an aggregate of 180 days during nine consecutive months, this Agreement shall terminate as of the expiration date of such six-month period or the completion of the aggregation of such 180 days, as the case may be.

9. DEATH. If the Executive dies while this Agreement is in effect, this Agreement shall terminate as of the date of death. After payment of all amounts accrued to the Executive hereunder through the date of death, the Company shall have no obligation to make any further payments under this Agreement with the exception of any benefits payable under the Company's then current death benefit plans and any vested benefits the Executive may have under the Company's qualified benefit plans.


10.  TERMINATION OF EMPLOYMENT BY THE COMPANY.

     A. This Agreement and the Executive's employment hereunder may be terminated by the Company upon not less than 30 days' notice for "Cause" as defined herein. After payment of all amounts accrued to the Executive hereunder through the date of such notice, the Company will have no further obligation to the Executive hereunder except any vested benefits the Executive may have under the Company's qualified benefit plans.

     B.  Termination shall be deemed to have been for Cause if:


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         (1) Executive is convicted of or admits to committing a felony or any crime involving moral turpitude, or any other criminal activity or unethical conduct which, in the good faith opinion of the Company, would impair Executive's ability to perform his duties hereunder or would impair the business reputation of the Company;

         (2) Executive commits an intentional act of dishonesty or an act resulting in or intended to result directly or indirectly in gain to or personal enrichment of the Executive at the Company's expense;

         (3) Executive refuses or is unable (except by reason of incapacity due to illness, accident or disability) to comply with his obligations under this Agreement to devote his time and attention to the affairs of the Company or commits any other material breach of this Agreement, and the Executive shall have either failed to remedy such alleged breach within thirty (30) days from his receipt of written notice from the Secretary of the Company demanding that he remedy such alleged breach, or shall have failed to take all reasonable steps to that end during such thirty-day period and thereafter; or

         (4) There has been a determination by the Chief Executive Officer or an affirmative vote of at least a majority of the Company's entire
     Board of Directors (other than the Executive if also a director) at a meeting called and held for that purpose and at which the Executive is given an opportunity to be heard, that, in the judgment of the Chief Executive Officer or the Board, the Executive has over an extended period of time consistently failed to satisfactorily perform the material duties of his office assigned to him, and such failure has had an adverse impact upon the Company, provided that such determination may be made only after a period of at least ninety (90) days following the last of two formal reviews (which are at least six months apart) of the Executive's performance by the Chief Executive Officer at which the Executive shall be informed of the most significant deficiencies and during such ninety-day period the Executive shall have failed to correct, or failed to take all reasonable steps to correct, such significant deficiencies.


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     C.  Anything herein to the contrary notwithstanding, termination of the employment of the Executive shall not be considered to have been for Cause if such termination took place as a result of (i) bad judgment or negligence (but not gross negligence) on the part of the Executive, (ii) an act or omission without intent of gaining therefrom directly of indirectly a profit or other benefit to which the Executive was not legally entitled, or (iii) an act or omission believed by the Executive in good faith to have been in, or at least not opposed to, the best interests of the Company and consistent with reasonable business practices.

     D. If the Executive's employment is terminated by the Company, while this Agreement is in effect for any reason other than for Cause, then Executive shall be due the severance payments described in Paragraph 12 below.


11.  TERMINATION OF EMPLOYMENT BY THE EXECUTIVE.

     A. Executive may terminate his employment at any time and for any reason by giving written notice to the Company. Executive's employment and this Agreement shall terminate effective on the date specified in such notice or upon such earlier date as the Company may specify in a written notice given to the Executive. After payment of all amounts accrued to the Executive hereunder through the date of such notice (and unless subparagraph B below applies), the Company will have no further obligation to the Executive hereunder except any vested benefits the Executive may have under the Company's qualified benefit plans.

      B. If Executive determines in good faith that the nature and quality of the authorities, powers, functions, duties or responsibilities assigned to him are substantially and materially less than the nature and quality of the authorities, powers, functions, duties or responsibilities generally of executive vice presidents of the Company, which shall be deemed a continuing breach of this Agreement, or that the Company has committed any other material breach of the terms of this Agreement, Executive may terminate his employment for "Good Reason" by setting forth the reason for such termination in a written notice to the Company. Except in the case of a continuing breach, such notice must be received by the Company within thirty (30) days after the event giving rise to the


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material breach.  Unless the Company disputes the Executive's determination of Good Reason or cures the breach within thirty (30) days after receipt of such notice, this Agreement and the Executive's employment shall terminate at the end of the thirty-day period, or upon such earlier date as the Company may specify, and the Executive shall be due the severance payments described in Paragraph 12 below. If the Company disputes the Executive's determination of Good Reason, the matter shall be settled by arbitration pursuant to Paragraph 15 hereof.

12. SEVERANCE. In the event, while this Agreement is in effect, the Executive's employment is terminated by the Company for any reason other than Cause or by the Executive for Good Reason, the Company will pay executive the following as liquidated damages or severance pay, or both:

     A. Executive's Base Salary will continue to be paid in bi-weekly installments for a period of twelve (12) months following the date of termination of the Executive's employment, provided that in the event the termination occurs prior to July 17, 1997, Base Salary will be continued for such additional period so that the total Base Salary paid to the Executive both before and after the termination of employment aggregates to twenty-four
(24) months. The applicable period during which Base Salary is continued shall be deemed the "Severance Period."

     B. For the calendar year in which termination occurred and for each subsequent calendar year (or portion thereof) in the Severance Period, in full substitution for Executive's rights under the Company's Management Incentive Plan, the Executive will be entitled to a substitute incentive award (pro-rated for any partial year) equal to 40% of the Executive's weighted average Base Salary for the twelve (12) months immediately preceding the date of termination. The substitute incentive award for the calendar year in which termination occurred shall be paid in a lump sum on the first day of February following such calendar year. The substitute incentive award for the remainder of the Severance Period shall be paid in a lump sum on last day of the Severance Period.

     C. Except for continuation rights under COBRA and any vested benefits under the Company's qualified plans, all other benefits and perquisites shall cease as of the termination of the Executive's employment.


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13.  CONFIDENTIAL INFORMATION.  Executive agrees that he will not, during the period of his employment hereunder, or at any time thereafter, disclose to any unauthorized person, firm or corporation any trade secrets or confidential information relating to the Company, its subsidiaries or affiliates, or to any of the businesses operated by them; and Executive confirms that such information constitutes the exclusive property of the Company. For the purposes of this Agreement, the term "Confidential Information" shall mean information of any nature and in any form which at the time concerned is not generally known to those persons engaged in business similar to that conducted or contemplated by the Company. Executive shall return all tangible evidence of such Confidential Information to the Company anytime upon the Company's request or at the termination of Executive's employment.


14. INDEMNIFICATION. The Company will indemnify the Executive (and his legal representatives or other successors) to the fullest extent permitted (including payment of expenses in advance of final disposition of a proceeding) by the laws of the State of Delaware and the Restated Certificate of Incorporation and By-Laws of the Company, as in effect at the time of the subject act or omission. Executive shall also be entitled to the protection of any insurance policies the Company, in its sole discretion, may elect to maintain generally for the benefit of its directors and officers. The Executive shall be covered by any such policies in accordance with their terms to the maximum extent of the coverage available for any Company officer or director. The foregoing obligations of the Company to indemnify Executive shall survive the termination of this Agreement (whether such termination is by the Company, by the Executive, upon expiration or otherwise).


15. JOINT AND SEVERAL LIABILITY. All obligations and liabilities of the Company under this Agreement shall be the joint and several liability of The Musicland Group, Inc. and Musicland Retail, Inc.


16. REMEDY FOR BREACH. Executive understands that a breach of any one or more of the covenants contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and, in the event of any breach or threatened breach of Executive's obligations hereunder, the Company may in addition to any other remedies which may be


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available to it (i) declare forfeited any sums representing accrued salary, other fringe benefits or severance otherwise due and payable to Executive, and, or alternatively, (ii) file suit to enjoin Executive from the breach or threatened breach of such covenants.

17. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement, or the breach thereof, or the termination of the employment relationship (including, without limitation, any claims of unlawful discrimination, harassment or wrongful discharge) shall be settled exclusively by binding arbitration in Minneapolis, Minnesota, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association then in effect. The arbitrator shall be an attorney with experience in employment disputes and shall be empowered to award counsel fees and expenses to the prevailing party. Judgment may be entered on the arbitration award in any court having jurisdiction.


18. CHOICE OF LAW. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of Minnesota.


19. WAIVER. The failure of either party to enforce any rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.


20. AMENDMENTS. This Agreement may be amended or modified at any time in all respects, but only by an instrument in writing agreed upon and executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought. Each party waives the future right to contend that this Agreement was modified by an oral agreement or waiver or course of conduct.

21. NOTICES. Any notice, communication, request, reply or advice given hereunder by either party to the other shall be in writing and may be effected by personal delivery or by certified mail postage prepaid with return receipt requested and addressed as follows:


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     If to the Company, to:
                           Musicland Stores Corporation
                           Attn: General Counsel and Secretary
                           10400 Yellow Circle Drive
                           Minnetonka, Minnesota  55434

     If to Executive, to:
                           Gilbert L. Wachsman
                           -------------------
                           -------------------

     With a copy to:
                           -------------------
                           -------------------
                           -------------------

or at such other address as either party may notify the other from time to time. Notices delivered personally shall be deemed given on actual receipt, and mailed notices shall be deemed given three (3) days after mailing by certified mail, return receipt requested.

22. SEVERABILITY. Each provision of this Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall be for any reason held to be invalid, illegal or unenforceable the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

23. ASSIGNABILITY. Executive shall not assign or transfer any of his rights or obligations under this Agreement. Subject to the foregoing sentence, the rights and obligations of the parties shall inure to the benefit of and be binding upon their successors in interest, legal representatives and assigns.

25. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Company and Executive with respect to the subject matter contained herein. The parties rely on no representations or inducements not stated herein or in other written agreements between the parties.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       MUSICLAND RETAIL, INC.




                                       By--------------------
                                       Jack W. Eugster
                                       Chief Executive Officer


                                       MUSICLAND STORES CORPORATION



                                       By--------------------
                                       Jack W. Eugster
                                       Chief Executive Officer



                                       EXECUTIVE:



                                       ----------------------
                                       GILBERT L. WACHSMAN


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